As filed with the Securities and Exchange Commission on June 20, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAPTIVA SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0104275
(State of Incorporation)	(I.R.S. Employer Identification No.)

10145 Pacific Heights Boulevard

San Diego, California 92121

(858) 320-1000

(Address of Principal Executive Offices)

Captiva Software Corporation 2003 New Executive Recruitment Stock Option Plan

Captiva Software Corporation Amended and Restated 1993 Stock Option/Stock Issuance Plan

(Full Titles of the Plans)

Reynolds C. Bish

President and Chief Executive Officer

Captiva Software Corporation

10145 Pacific Heights Boulevard

San Diego, California 92121

(Name and Address of Agent for Service)

(858) 320-1000

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Wm. Bradford Weller, Esq.	Lance W. Bridges, Esq.
Captiva Software Corporation	Cooley Godward LLP
10145 Pacific Heights Boulevard	4401 Eastgate Mall
San Diego, California 92121	San Diego, California 92121
(858) 320-1000	(858) 550-6000

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
common stock, par value $0.01 per share(3)	1,500,000 shares	$13.76	$20,640,000.00	$2,429.33

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also registers such additional shares of the registrant’s common stock as may become issuable under the registrant’s 2003 New Executive Recruitment Stock Option Plan, as amended, and the registrant’s Amended and Restated 1993 Stock Option/Stock Issuance Plan, as amended, as a result of any stock split, stock dividend, recapitalization or similar transaction.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low sales prices of the registrant’s common stock on June 13, 2005 as reported on the Nasdaq National Market.
(3)	Includes associated rights to purchase shares of the registrant’s Series A Junior Participating preferred stock.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation Of Documents By Reference.

The following documents filed by the registrant with the Securities and Exchange Commission, or the Commission, are incorporated by reference into this registration statement:

•	The registrant’s annual report on Form 10-K for the year ended December 31, 2004 filed with the Commission on March 16, 2005.

•	The registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2005 filed with the Commission on May 9, 2005.

•	The registrant’s current reports on Form 8-K filed with the Commission on May 13, 2005 and June 2, 2005.

•	The description of the registrant’s common stock contained in the registrant’s registration statement on Form S-4 filed on April 26, 2002, as amended (No. 333-87106), including any amendments or reports filed for the purpose of updating such description.

•	All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act of 1934, or Exchange Act, since the end of the year covered by the annual report referred to above.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law the registrant has broad authority to indemnify its directors and officers for liabilities they may incur in such capacities including liabilities arising under the Securities Act. The registrant’s bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law and also require the registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. The registrant’s certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty as a director to the registrant and its stockholders, other than breach of the director’s duty of loyalty to the registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of

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dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The registrant has entered into indemnification agreements with its officers and directors that provide the registrant’s officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the registrant (incorporated herein by reference to an exhibit to the registrant’s registration statement on Form S-1, as amended (No. 333-66142)).

4.2	Certificate of Amendment of the Certificate of Incorporation of the registrant (incorporated herein by reference to an exhibit or annex to the registrant’s registration statement on Form S-4, as amended (No. 333-87106)).

4.3	Amended and Restated Bylaws of the registrant (incorporated herein by reference to Exhibit 3.3 to the registrant’s annual report on Form 10-K for the year ended December 31, 2004).

4.4	Rights Agreement, dated September 9, 1997 between the registrant and Bank Boston, N.A. (incorporated herein by reference to an exhibit to the registrant’s registration statement on Form 8-A filed September 10, 1997 (File No. 000-22292)).

4.5	Amendment to Rights Agreement dated October 5, 2001 by and among the registrant, Fleet National Bank, formerly known as Bank Boston, N.A., and EquiServe Trust Company, N.A. (incorporated herein by reference to an exhibit to the registrant’s annual report on Form 10-K for the year ended December 31, 2001).

4.6	Second Amendment to Rights Agreement dated March 4, 2002 between the registrant and EquiServe Trust Company, N.A. (incorporated herein by reference to an exhibit to the registrant’s current report on Form 8-K filed on March 20, 2002).

5.1	Opinion of Cooley Godward LLP.

10.1	2003 New Executive Recruitment Stock Option Plan (incorporated herein by reference to Exhibit 10.5 to the registrant’s annual report on Form 10-K for the year ended December 31, 2003).

10.2	1993 Stock Option/Stock Issuance Plan, as amended (incorporated by reference to an exhibit to the registrant’s current report on Form 8-K filed on May 13, 2005).

23.1	Consent of Pricewaterhouse Coopers LLP, independent registered public accounting firm.

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this registration statement.

24.1	Power of Attorney is contained on the signature page of this registration statement.

2.

Item 9. Undertakings.

1. The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(a)(i) and 1(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

3.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 20, 2005.

CAPTIVA SOFTWARE CORPORATION

By:	/s/ Reynolds C. Bish
Name:	Reynolds C. Bish
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Reynolds C. Bish and/or Rick E. Russo, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Reynolds C. Bish (Reynolds C. Bish)	President, Chief Executive Officer and Director (Principal Executive Officer)	June 20, 2005

/s/ Rick E. Russo (Rick E. Russo)	Chief Financial Officer (Principal Accounting and Financial Officer)	June 20, 2005

/s/ Patrick L. Edsell (Patrick L. Edsell)	Chairman of the Board of Directors	June 20, 2005

/s/ Mel S. Lavitt (Mel S. Lavitt)	Director	June 20, 2005

/s/ Jeffrey Lenches (Jeffrey Lenches)	Director	June 20, 2005

/s/ Joe A. Rose (Joe A. Rose)	Director	June 20, 2005

/s/ Bruce Silver (Bruce Silver)	Director	June 20, 2005

4.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the registrant (incorporated herein by reference to an exhibit to the registrant’s registration statement on Form S-1, as amended (No. 333-66142)).

4.2	Certificate of Amendment of the Certificate of Incorporation of the registrant (incorporated herein by reference to an exhibit or annex to the registrant’s registration statement on Form S-4, as amended (No. 333-87106)).

4.3	Amended and Restated Bylaws of the registrant (incorporated herein by reference to Exhibit 3.3 to the registrant’s annual report on Form 10-K for the year ended December 31, 2004).

4.4	Rights Agreement, dated September 9, 1997 between the registrant and Bank Boston, N.A. (incorporated herein by reference to an exhibit to the registrant’s registration statement on Form 8-A filed September 10, 1997 (File No. 000-22292)).

4.5	Amendment to Rights Agreement dated October 5, 2001 by and among the registrant, Fleet National Bank, formerly known as Bank Boston, N.A., and EquiServe Trust Company, N.A. (incorporated herein by reference to an exhibit to the registrant’s annual report on Form 10-K for the year ended December 31, 2001).

4.6	Second Amendment to Rights Agreement dated March 4, 2002 between the registrant and EquiServe Trust Company, N.A. (incorporated herein by reference to an exhibit to the registrant’s current report on Form 8-K filed on March 20, 2002).

5.1	Opinion of Cooley Godward LLP.

10.1	2003 New Executive Recruitment Stock Option Plan (incorporated herein by reference to Exhibit 10.5 to the registrant’s annual report on Form 10-K for the year ended December 31, 2003).

10.2	1993 Stock Option/Stock Issuance Plan, as amended (incorporated by reference to an exhibit to the registrant’s current report on Form 8-K filed on May 13, 2005).

23.1	Consent of Pricewaterhouse Coopers LLP, independent registered public accounting firm.

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this registration statement.

24.1	Power of Attorney is contained on the signature page of this registration statement.

5.